 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) November 11, 2014

Commission File Number 000-52727

ELRAY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0526438
State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

3651 Lindell Road, Suite D 131, Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 917.775.9689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 11, 2013, the Company issued a Convertible Promissory Notes in the principal amount of $50,000 to LG Capital Funding LLC, a New York Limited Liability company("LG"). Pursuant to the terms of the convertible promissory note, the holders have the right to convert any portion of the principal amount thereof at a 45% discount to the average of the three lowest closing bid price over the last 10 trading days prior to the holder’s election to convert.

On March 6, 2014, the Company issued two Convertible Promissory Notes in the principal amount of $37,000 to LG Capital Funding LLC, a New York Limited Liability company. Pursuant to the terms of the convertible promissory note, the holders have the right to convert any portion of the principal amount thereof at a 50% discount to the average of the three lowest closing bid price over the last 15 trading days prior to the holder’s election to convert.

During the month of October and November, 2014, LG has provided notices of its election to convert the Notes in the principal amount of $124,000 and accrued interest of $3,626 into shares, which totaled 340,535,468 shares:

	# of Shares	Conversion
Date of Conversion Notice	Issued	Price
October 2, 2014	47,031,766	0.00040333
October 7, 2014	58,066,680	0.00033333
October 8, 2014	62,482,056	0.00041667
October 28, 2014	30,177,545	0.00036667
October 29, 2014	14,332,745	0.00036667
October 30, 2014	25,662,842	0.00040333
November 5, 2014	102,781,834	0.00040333

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended, for the issuance of the foregoing shares pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the purchasers are “accredited investors” and/or qualified institutional buyers, the purchasers have access to information about the Company and its purchase, the purchasers will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELRAY RESOURCES INC.

DATE: November 12, 2014	By:	/s/ Brian Goodman
	Name:	Brian Goodman
	Title:	President